Exhibit 10.11

ASSET MANAGEMENT CONSULTING SERVICE AGREEMENT

Agreement No. DX-QJS-202012

Party A: Tianjin Financial Assets Exchange Co., Ltd.

Business address: Room 204, Yujiapu Financial District Service Center, No.2-1 Shuixian Road, China (Tianjin) Pilot Free Trade Zone (CBD Area)

Legal representative: LI Xiaojun

Party B: [Daxin Zhuohui Financial Information Service (Shanghai) Co., Ltd.]

Business address: Room D-843, 3/F, No.227 Rushan Road, China (Shanghai) Pilot Free Trade Zone

Legal representative: GUO Zhiyao

In accordance with the Contract Law of the Peoples Republic of China and other applicable laws and regulations, Party A hereby appoints Party B as its consultant to provide management and consulting service in respect of the transfer of the creditor’s right assets of Party A, and Party B agrees to act as the asset management consultant of Party A and provide it with corresponding management services, and the specific asset management service fees shall be additionally agreed by the Parties. Based on principles of equality, freewill, good faith, mutual-benefit and long-term cooperation, the Parties hereby enter into the following agreements after friendly negotiation:

1.	Scope of Asset Management Service

Party B shall provide Party A and its designated third party with disposition management services in connection with asset management and other matters, including, without limitation, disposition management, business consultation, transaction structure arrangement, recommendation of disposition approaches, etc.

2.	Service Method

2.1	Service Method. According to the agreement of the Parties, Party B may render services to Party A by ways of written materials, training seminars, emails, face-to-face meetings and other methods. Party B is willing to assign highly-competent professionals to provide asset management consulting services for Party A. The research results submitted by Party B shall be subject to Party A’s confirmation and signature, and Party A may communicate with Party B if it has any question.

2.2	Implementation of Service Result. Party A shall evaluate the actual performance of the services provided to Party B in a timely manner, and promptly give feedback to Party B. With respect to the contents to be improved and elaborated as proposed by Party A, Party B shall timely communicate with Party A and carefully amend and improve the same. Within the term of service, Party A will refer assets to Party B for management with an aggregate value not less than RMB 1,000,000,000.

2.3	Term of Service.

The term of service will be determined as per the specific asset. The service contemplated hereunder shall commence on or after July 1, 2020 and end on or before June 30, 2022.

3.	Service Fee

Party B will act as Party A’s asset management consultant, and the calculation and payment terms of the service fees thereof shall be additionally agreed as per the value and details of the foresaid assets.

4.	Confidentiality

With respect to the Trade Secrets that may be involved in the provision of the asset management consulting services hereunder, Party A and Party B shall keep such trade secrets confidential, and shall not disclose them to any person or organization which is irrelevant to the asset management consulting service hereunder in any form without the other Party’s prior written consent. Such obligation of confidentiality shall survive from the termination of this Agreement.

The term “Trade Secrets” as referred in the preceding paragraph means the business information and other materials which are protected by confidential measures and unknown to the public and have economic value, including but not limited to the business condition, financial data and other materials in connection with Party A, and the research reports, asset management plans and advices provided by Party B; except for disclosure of confidential information as required in legal proceedings or other governmental approval and/or registration procedures.

5.	Obligations of the Parties

5.1	Responsibilities and Obligations of Party B

(1)	Party B warrants that it shall perform its obligations in a full and timely manner in accordance with the Agreement.

(2)	Party B undertakes that it shall not accept any hostile entrustment against Party A and will use its best efforts to protect Party A’s interests.

(3)	Party B shall assume confidentiality obligations. Without Party A’s consent, Party B shall not provide or disclose to a third party any materials or documents which Party A delivers to Party B for use.

5.2	Responsibilities and Obligations of Party A

(1)	Party A shall cooperate with Party B in respect of Party B’s works and provide Party B with necessary conveniences.

(2)	Party A shall provide Party B with the basic materials and relevant information necessary for the provision of asset management service, and ensure the truthfulness, accuracy and completeness of such materials and information.

(3)	Party A shall assume confidentiality obligations. Without Party B’s consent, Party A shall not provide or disclose to a third party any materials or documents delivered by Party B delivers to Party A.

6.	Anti-Commercial Bribery Clauses

These Anti-Commercial Bribery Clauses are a necessary appendix to this Agreement and shall have the same legal effect as other clauses of this Agreement. Party B, as a signing party to this Agreement, shall carefully read these Clauses and agree to sign and abide by the following anti-commercial bribery provisions:

(1)	Both Party A and Party B know and are willing to strictly comply with the laws of the People’s Republic of China on anti-commercial bribery. Both Parties know that any form "of bribery or corruption will constitute a violation of laws and result in severe punishment.

(2)	Neither Party A nor Party B shall request, receive, offer or give any interests (other than those agreed in the applicable agreement) from/to the other Party or its handling person or other relevant persons, including but not limited to rebate, hidden kickback, cash, gift card, material object, negotiable securities, travel or other intangible interests; provided that, if any of such interests is requested, received, offered or given according to trade practices or customary practices, it must be expressly specified in the applicable agreement.

(3)	Party B strictly prohibits its handling persons from committing any commercial bribery. If a handling person of Party B conducts any act set forth in Clause 6(2) above, it shall constitute a breach of Party B’s policies and be subject to punishment under the company policies of Party B as well as Chinese laws.

(4)	Please be noted that Party B objects to any act, as set forth in Clause 6(2) above, by and between Party A or its handling person and any third party (other than the Parties hereto), and that any such act is a violation of the Chinese laws and will be subject to punishment under the laws.

(5)	If a breach of the above Clauses 6(2), 6(3) or 6(4) by a Party or its handling person causes any loss to the other Party, such Party shall be liable for such loss.

(6)	The term “other relevant persons” as referred in this Clause shall mean, other than the handling persons of Party A and Party B, the persons who have direct or indirect interest relationship with the Agreement, including but not limited to relatives and friends of the handling person.

7.	Effectiveness of the Agreement and Liability for Breach of Agreement

7.1	After this Agreement takes effect, except as agreed by the Parties or due to force majeure, neither Party shall unilaterally terminate this Agreement.

7.2	If either Party fails to perform its obligations hereunder, it shall be liable for breach of the Agreement in accordance with laws.

7.3	This Agreement is executed in duplicate, with each Party holding one counterpart hereof. Anything not covered by this Agreement may be additionally agreed by the Parties in a supplemental agreement after consultation, and the supplemental agreement shall have the same legal effect.

7.4	Dispute Resolution. Any and all dispute arising out of or in connection with this Agreement shall be settled through friendly consultations based on the principle of seeking truth from facts. If no agreement can be reached through such consultation, either Party may bring a lawsuit before the people’s court located at Party A’s place.

7.5	This Agreement shall become effective upon affixation of signature and official seal by the authorized signatories of both Parties.

7.6	This Agreement shall remain valid until the expiration of Party B’s term of service.

Party A: Tianjin Financial Assets Exchange Co., Ltd. (official seal)

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Party B: [Daxin Zhuohui Financial Information Service (Shanghai) Co., Ltd.] (official seal)

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Signed on June 12, 2020

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